Exhibit 10.1

SECOND AMENDMENT

TO THE

ATHENEX, INC.

AMENDED AND RESTATED

2017 OMNIBUS INCENTIVE PLAN

The Athenex, Inc. Amended and Restated 2017 Omnibus Incentive Plan (the “Plan”), is hereby amended as follows, effective November 22, 2022:

1. Section 3(a) of the Plan is hereby amended and restated in its entirety to provide as follows:

“(a) Subject to the provisions of Section 10 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards shall be 25,200,000 Shares. Notwithstanding the foregoing, subject to the provisions of Section 10, below, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options is 25,200,000 Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.”

2. Section 12 of the Plan is hereby amended and restated in its entirety to provide as follows:

“12. Effective Date and Term of Plan. The original Plan became effective upon the Company’s initial public offering on June 13, 2017. On May 23, 2019, the Board adopted the amended and restated Plan, which became effective upon the approval of the stockholders thereof on June 5, 2020. The Plan was amended to increase the maximum aggregate number of Shares available under the Plan by a First Amendment thereto, which was adopted by the Board on April 26, 2021, and became effective upon the approval of the stockholders thereof on June 18, 2021. The Plan was amended again to increase the maximum aggregate number of Shares available under the Plan by a Second Amendment thereto, which was adopted by the Board on September 21, 2022, and became effective upon the approval of the stockholders thereof on November 22, 2022. Unless sooner terminated as provided in Section 13, the Plan shall terminate on the date that is ten (10) years from the date that the Plan was last approved by the stockholders of the Company; provided that the termination of the Plan shall not adversely affect any rights under Awards already granted to a Grantee. Incentive Stock Options may only be granted for ten (10) years from the date that the Plan was last approved by the Board.”

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